Exhibit 99.1

BitNile Metaverse Announces 1-for-30 Reverse Stock Split

Las Vegas, NV, May 12, 2023 – BitNile Metaverse, Inc. (Nasdaq: BNMV) (“BitNile” or the “Company”) announced today that it will effect a 1-for-30 reverse stock split of its outstanding common stock. This will be effective for trading purposes as of the commencement of trading on May 15, 2023.

The reverse stock split was previously approved by the Board of Directors of BitNile in accordance with Nevada law, under which no stockholder approval is required, and is intended to increase the per share trading price of BitNile’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market (Rule 5550(a)(1)). BitNile’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “BNMV” and under a new CUSIP number, 27888N406. As a result of the reverse stock split, every thirty pre-split shares of common stock outstanding will become one share of common stock. The reverse stock split will also proportionately reduce the number of shares of authorized common stock from 100 million to 3,333,333 shares. The reverse split will also apply to common stock issuable upon the exercise of BitNile’s outstanding convertible securities.

BitNile’s transfer agent, Pacific Stock Transfer Company, which is also acting as the exchange agent for the reverse split, will provide instructions to shareholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no shareholders will receive cash in lieu of fractional shares.

For more information on BitNile and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.bitnile.net or available at www.sec.gov.

About BitNile Metaverse, Inc.

Founded in 2011, BitNile owns 100% of BitNile.com, Inc., including the BITNILE.COM metaverse platform (the “Platform”). The Platform, which went live to the public on March 1, 2023, allows users to engage with a new social networking community and purchase both digital and physical products while playing 3D immersive games. In addition to BNC, BitNile also owns three non-core subsidiaries either directly or indirectly: approximately 66% of Wolf Energy Services Inc. (OTCQB: WOEN) indirectly, 100% of Zest Labs, Inc. directly and approximately 89% of Agora Digital Holdings Inc. directly. BitNile also owns approximately 70% of White River Energy Corp (OTCQB: WTRV).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.bitnile.net.

CONTACT:

investorrelations@bitnile.com or 1-800-762-7293